Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Replimune Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	457(o)		(2)(3)		(2)		(2)
	Equity	Common Stock, $0.001 par value per share	457(o)		(2)(3)		(2)		(2)
	Equity	Preferred Stock, $0.001 par value per share	457(o)		(2)(3)		(2)		(2)
	Other	Warrants	457(o)		(2)(3)		(2)		(2)
	Other	Units	457(o)		(2)(3)		(2)		(2)
	Unallocated (Universal) Shelf		457(o)		(2)(3)		(2)	$400,000,000			$92.70 per $1,000,000	$37,080	(4)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf		415(a)(6)					$30,503,762	(4)		$129.80 per $1,000,000	$45,430		S-3	333-244386	August 11, 2020	$3,959.39
	Total Offering Amounts							$400,000,000		$		$37,080
	Total Fees Previously Paid											$3,959.39
	Total Fee Offsets
	Net Fee Due											$33,120.61

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	Such information is not required to be included pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	We are registering hereunder such indeterminate number of each identified class of securities up to a proposed aggregate offering price of $400,000,000, which may be offered by us from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, exercise, redemption, repurchase or exchange of any securities registered hereunder, including any applicable anti-dilution provisions. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $400,000,000, less the aggregate dollar amount of all securities previously issued hereunder. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price. The $400,000,000 of securities registered hereunder includes $30,503,762 of securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-244386 we initially filed on August 11, 2020 and that was declared effective on August 26, 2020 (the “Prior Registration Statement”). The registrant sold an aggregate of $319,496,238 of such securities under the Prior Registration Statement, leaving the balance of $30,503,762 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $3,959.39 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6), the filing fee of $3,959.39 associated with the offering of the Unsold Securities is hereby applied to offset the amount of the filing fee in connection with the securities registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.